Exhibit 5.1

300 North LaSalle Street Chicago, Illinois 60654

312 862-2000
www.kirkland.com	Facsimile: 312 862-2200
September 10, 2009
Horsehead Holding Corp.
4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania 15205
Ladies and Gentlemen:
     We have acted as special counsel to Horsehead Holding Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of up to an aggregate 8,050,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) (which includes up to 1,050,000 shares that may be issued upon exercise of the Underwriters’ (as defined below) option to purchase additional Shares to cover over-allotments, if any) pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated September 10, 2009, by and between the Company and Stifel, Nicholas & Company Incorporated, as representative of the Underwriters named in Schedule I thereto (collectively, the “Underwriters”). The Shares are being offered and sold under a registration statement on Form S-3 under the Securities Act originally filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2009 (Registration Nos. 333-160625, 333-160625-01, 333-160625-02 and 333-160625-03) (as amended by pre-effective Amendment No.1, the “Registration Statement”), including a base prospectus dated September 1, 2009 (the “Base Prospectus”), a preliminary prospectus supplement dated September 8, 2009 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated September 10, 2009 (together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”).
     In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, including the Second Amended and Restated Certificate of Incorporation of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement and the exhibits thereto and the Prospectus and (iv) the Underwriting Agreement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of

Horsehead Holding Corp.
September 10, 2009

persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company.
     Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by appropriate corporate action of the Company, and, upon the issuance, sale and delivery against payment therefor in the manner contemplated by the Underwriting Agreement and the Prospectus, the Shares will be validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
      We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Firm Shares and the sale of the Secondary Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.
Sincerely,
/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP

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